                                                                  EXHIBIT 10(e)
                             CONSULTING AGREEMENT


     This Consulting Agreement ("Agreement") is entered into this 5th of November, 1997, and effective as of January 1, 1997 (the "Effective Date"), between Computerized Thermal Imaging, Inc., a Nevada corporation ("CTI") and Daron Dillia d/b/a Manhattan Financial Group ("Consultant").

                             W I T N E S S E T H:

     WHEREAS, CTI wishes to obtain the advice, contacts and expert judgement of the Consultant with respect to the conduct of CTI's business; and

     WHEREAS, CTI desires to have the Consultant act as an independent contractor for the purpose of providing such services to CTI; and

     WHEREAS, Consultant is qualified and willing to provide such services pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and other consideration, the sufficiency of which is hereby acknowledged, the parties do hereby covenant and agree as follows:

1. SCOPE. CTI hereby engages and retains the Consultant as an independent contractor to provide the services set forth herein. The Consultant hereby agrees to provide all reasonable and necessary services associated with the following: (i) the development of a comprehensive business plan; (ii) future acquisition strategies; (iii) capital development and fund raising; and (iv) any other ancillary services relating to the aforementioned (collectively, the "Services").

2. REPRESENTATIONS. Consultant hereby agrees to use its best efforts in providing the Services and loyally representing the interests of CTI in accordance with CTI's reasonable requirements and objectives. Consultant and CTI acknowledge that Consultant is experienced in providing the Services and will provide such Services with the diligence and care of others in the industry. Consultant further represents that it has not, and shall not, enter into any agreement during the term of this Agreement which might prevent it from performing its obligations hereunder.

3. FEES. In full consideration of the Services provided hereunder and prior to the Effective Date, CTI hereby grants to Consultant (i) 100,000 shares of restricted common stock, to be issued within a reasonable time after the execution of this Agreement, and (ii) an option to purchase all or any portion of 2,000,000 shares of common stock of CTI on the terms and conditions as set forth in the Consultant Stock Option Agreement, attached hereto as EXHIBIT "A".

4. EXPENSES. All expenses, including travel and lodging, incurred by the Consultant in the performance of Services shall be the sole responsibility of the Consultant, unless otherwise agreed to in writing. During the continuance of this Agreement, Consultant shall certify as regular and guarantee Consultant's situation towards all relevant tax authorities, social administrations and professional organizations, if applicable, as being in conformity with Consultant's status as an independent contractor.

5. CONFIDENTIAL INFORMATION. During the term of consultation with CTI, the Consultant hereby acknowledges that it will have access to and become acquainted with sensitive and confidential information regarding CTI and its business, including, but not limited to, trade secrets (technical and non-technical), know-how, marketing plans, pricing data, contracts, client lists, employee records, patents, applications for patents, and other proprietary information. Consultant acknowledges that the confidential information has been developed or acquired by CTI through the expenditure of substantial time, effort and money and serves to provide CTI with an advantage over it competitors. Consultant hereby agrees that such confidential information may not be directly or indirectly disclosed to third parties except as required to conduct the business of CTI. The

     Consultant further agrees not to use any information made available to or coming into its possession or knowledge in a manner that is adverse to the business of CTI. This provision shall survive the termination of this Agreement.

6. INSURANCE. The parties agree that CTI shall not be required to carry insurance or in any way insure the activities of the Consultant, his/her agents, servants or employees, nor shall CTI be liable for any of the acts or omissions of the Consultant, his/her agents, servants or employees. Consultant further agrees to indemnify, defend, and hold harmless CTI from any and all claims, penalties, fines, causes of action, liabilities, or threats of such actions which arise out of or relate to this Agreement or the performance of Services. This provision shall survive the termination of this Agreement.

7. DURATION. This Agreement shall remain in effect for a period of one (1) year commencing on the Effective Date, but shall automatically renew, if not terminated as provided for herein, for successive one (1) year periods. Notwithstanding the foregoing, CTI or the Consultant may terminate this Agreement at any time upon ten (10) days written notice.

8. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for Harris County, Texas, as well as of the District Courts of the State of Texas in Harris County, Texas over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

9. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof, shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules") in effect as of the effective date of this Agreement. The American Arbitration Association ("AAA") shall be responsible for (i) appointing a sole arbitrator, and (ii) administering the case in accordance with the AAA Rules. The situs of the arbitration shall be Houston, Texas. Upon the application of either party to this Agreement, and whether or not an arbitration proceeding has yet been initiated, all courts having jurisdiction hereby are authorized to: (a) issue and enforce in any lawful manner, such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a parties interest or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement; and (b) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a parties interest or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Agreement. Any order or judgement rendered by the arbitrator may be entered and enforced by any court having competent jurisdiction.

10. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties, their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties.

11. HEADINGS. Headings used in this Agreement are used for convenience only and do not constitute substantive matters to be considered in construing the terms of this Agreement.

12. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all documents, verbal consents, or understandings made before the conclusion of this Agreement. The terms of this Agreement may be amended or modified only by written agreement signed by all of the parties hereto. All changes, supplements or amendments to this Agreement will be valid only when agreed upon by the parties and made in writing.

13. NOTICES. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, or if sent by certified mail, return receipt requested, or telexed or telefaxed to the party entitled thereto with confirmation of transmission, addressed as set forth on the signature pages hereto, unless such address is changed by written notice hereunder. If so mailed the same shall not be deemed effective until three (3) business days after posting.

14. WAIVERS. No waiver of any term or condition of this Agreement shall be valid except by an instrument in writing expressly waiving such term or condition signed by the waiving party. A waiver by any party of any term or condition of this Agreement in any one instance shall not be deemed or construed as a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right undertaking, obligation or agreement of either party.

15. SEVERABILITY. Should any part or provision of the Agreement be judicially held to be unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding and shall remain in full force and effect.

16. GENERAL ASSURANCES. The parties agree to execute, acknowledge, and deliver all such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.

17. CONSTRUCTION OF AGREEMENT. The parties hereto acknowledge and agree that neither this Agreement nor any of the other documents executed in connection herewith shall be construed more favorably in favor of one than the other based upon which party drafted the sane, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the documents executed in connection herewith.

18. NO THIRD PARTY BENEFICIARIES. Except as otherwise expressly forth in this Agreement, no person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

19. RELATIONSHIP OF PARTIES. Consultant is providing services on an independent contractor basis. Notwithstanding anything to the contrary herein, this agreement shall not in any manner be construed to create a joint venture, partnership, agency or other similar form of relationship, and neither party shall have the right or authority to: (i) commit the other party to any obligation or transaction not expressly authorized by such other party, or (ii) act or purport to act as agent or representative of the other, except as expressly authorized in writing by such other party.




                           [THIS SPACE INTENTIONALLY BLANK]
                                [SIGNATURES NEXT PAGE]

      IN WITNESS WHEREOF, the undersigned have executed this Consent in multiple counterparts, to be effective as of the date and time first mentioned above, each of which together shall be considered one original, and whether by original or facsimile signature shall be effective in all respects as though an original.

                                     CTI:

                                     COMPUTERIZED THERMAL IMAGING, INC.
Address:
-------

141 North State Street
Suite 161
Lake Oswego, Oregon 97034        By: /s/ David B. Johnston
(503) 650-0119                       ------------------------------------------
                                     David B. Johnston, Chief Executive Officer



                                     CONSULTANT:
Address:
-------
                                     MANHATTAN FINANCIAL GROUP

1147 Manhattan Avenue, #134
Manhattan Beach, CA  90266
(310)786-4546 Telecopier         By: /s/ Daron Dillia
                                     ------------------------------------------

                                     Daron Dillia
                                     Title:        DBA
                                           ------------------------------------